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                                                          Exhibit 10.10

                              EXCHANGE AGREEMENT
                              ------------------

     This EXCHANGE AGREEMENT, dated as of November 20, 1995 (the
"Agreement"), is entered into by and between Foodmaker, Inc., a Delaware corporation ("Foodmaker") and Apollo FRI Partners, L.P. ("Apollo").

     WHEREAS, concurrently herewith Apollo (or one of its Affiliates) is entering into a Participation Purchase Agreement, dated the date hereof, by and among Apollo, Credit Lyonnais New York Branch, as Overline Agent, Credit Lyonnais New York Branch and certain other Banks (the "Participation Agreement") and has obtained the Letter of Credit referred to in Section 2 of the Participation Agreement.

     WHEREAS, Foodmaker is the registered holder of 389,634,375 shares (the "Exchanged Shares") of common stock, par value $.01 per share (the "Common Stock") of Family Restaurants, Inc. (the "Company"), and a warrant (the "Warrant" and, together with the Exchanged Shares, the "Exchanged
Securities") to purchase 111,111 share of Common Stock; and

     WHEREAS, Apollo desires to acquire from Foodmaker, and Foodmaker desires to transfer to Apollo, the Exchanges Securities in exchange (the "Exchange") for the Mutual Release of Claims, a copy of which is attached hereto as Exhibit A (the "Mutual Release"), on the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Exchange; Closing. Subject to the terms and conditions hereof, Apollo and Foodmaker agree to the Exchange and Foodmaker shall deliver the Exchange Securities and an executed copy of the Mutual Release to Apollo, and Apollo shall deliver an executed copy of the Mutual Release to Foodmaker, in each case at the Closing (the "Closing"). At the Closing, Foodmaker shall deliver to Apollo the certificates representing the Exchange Securities, duly endorsed for transfer to Apollo.

            The Closing shall take place at the office of Morgan, Lewis & Bockius LLP, 801 South Grand Avenue, Los Angeles, California 90017, at 9:00 a.m., Los Angeles time on the date (the "Closing Date") on which the last of the conditions contained in Section 6 hereof are fulfilled or waived, or such other business day and time as may be agreed upon by the parties hereto.

     2.     Covenants of Apollo.  Apollo covenants and agrees that:

            (a)     Standstill.  Prior to the earlier of (i) the Closing and
(ii) the termination of this Agreement pursuant to Section 7(i) hereof, Apollo will not bring any Claim (as such term is defined in the Mutual Release) to be released and discharged pursuant to Section 1 of the Mutual Release.

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          (b)     Shareholders Agreement.  Upon execution of this Agreement, the Shareholders Agreement, dated as of January 27, 1994, by and among the Company, Apollo, GEI and Foodmaker (the "Shareholders Agreement") shall hereby be terminated and all of Foodmaker's rights and obligations thereunder shall be of no force or effect; provided, however, that Section 3.5 thereof shall remain in effect as to Shareholders (as defined therein) other than Foodmaker.

          (c) Board of Directors and Shareholders' Agreement. If for any reason this agreement is terminated, Apollo agrees (i) to use is best efforts to re-appoint Jack W. Goodall, Jr., Charles W. Duddles and Edward Gibbons to the Board of Directors of the Company and each other position they held with the Company and each of its subsidiaries as of the date hereof and (ii) that the Shareholders' Agreement shall be reinstated in full force and effect as though the termination thereof referred to in Section 3(b) above had not occurred.

     3.     Covenants of Foodmaker.  Foodmaker covenants and agrees that:

          (a)     Standstill.  Prior to the earlier of (i) the Closing and
(ii) the termination of this Agreement pursuant to Section 7(i) hereof, Foodmaker will not bring any Claim (as such term is defined in the Mutual Release) to be released and discharged pursuant to Section 2 of the Mutual Release.

          (b) Shareholders Agreement. Upon execution of this Agreement, the Shareholders Agreement shall hereby be terminated and all of Foodmaker's rights and obligations thereunder shall be of no force or effect; provided, however, that Section 3.5 thereof shall remain in effect as to Shareholders (as defined therein) other than Foodmaker.

          (c) Board of Resignations and Distribution Agreement. Upon execution of this Agreement (i) Foodmaker shall cause each of Jack W. Goodall, Jr., Charles W. Duddles and Edward Gibbons to resign from the Board of Directors of the Company and from each other position they hold with the Company and each of its subsidiaries, and (ii) Foodmaker shall enter into Amendment No. 2 to the Distribution Agreement by and between Foodmaker and Chi-Chi's, Inc., a copy of which is attached hereto as Exhibit C.

          (d) Participation Agreement and Letter of Credit. If for any reason the Closing does not occur or this Agreement is terminated, Foodmaker agrees to (A) enter into the Participation Agreement and assume 40% of Apollo's Participation (as defined in the Participation Agreement) thereunder and (B) obtain a Letter of Credit pursuant to Section 2(c) of the Participation Agreement. Foodmaker agrees that, in such case, its Percentage Interest (as defined in the Participation Agreement) of the Purchase Price (as defined in the Participation Agreement) under the Participation Agreement shall be 40%.

     4. Representations and Warranties of Foodmaker. Foodmaker hereby represents and warrants to Apollo that on each of the date hereof and on the Closing Date:
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          (a)     Authorization.  Foodmaker has full power and authority to
execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Foodmaker and, assuming this Agreement constitutes a valid and binding agreement of Apollo, this Agreement constitutes a valid and binding agreement of Foodmaker, enforceable against it in accordance with its terms.

          (b) No Violation. Neither the execution or delivery of this Agreement by Foodmaker, the performance by Foodmaker of its obligations hereunder nor the consummation by Foodmaker of the transactions contemplated hereby will (i) contravene any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any governmental authority ("Applicable Law"), (ii) violate, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any loan agreement, mortgage, security agreement, trust indenture or other material agreement or instrument to which Foodmaker or any of its subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets is subject, (iii) result in the creation of imposition of any lien upon any of their respective properties or assets, except for any such defaults or liens that could not, individually or in the aggregate, materially impair Foodmaker's ability to consummate the transactions contemplated hereby, or (iv) violate any provision of the charter or by-laws of Foodmaker or any of its subsidiaries.

          (c) Consents. No consent, authorization or order of, or filing or registration with, any governmental authority or other person is required to be obtained or made by Foodmaker for the execution or delivery of this Agreement, the performance by Foodmaker of its obligations hereunder or the consummation of any of the transactions contemplated hereby, except (i) for those consents or authorizations that will have been obtained or made on or prior to the completion of the Exchange or (ii) where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, could not, individually or in the aggregate, materially impair Foodmaker's ability to consummate the transactions contemplated hereby.

          (d) Title. Foodmaker is the beneficial and record owner of the Exchange Securities, and owns the Exchange Securities free and clear of (i) all claims, liens, title defects and objections or equities of any kind and nature whatsoever and (ii) all restrictions on voting and transfer other than restrictions on transfer imposed by Federal and state securities laws.

          (e) Investment Representations. Foodmaker exercises full investment discretion with respect to the Exchanged Securities and has neither purchased nor sold for its account any Common Stock or Warrants since the original issuance thereof.

     5. Representations and Warranties of Apollo. Apollo hereby represents and warrants to Foodmaker that on each of the date hereof and on the Closing Date;

          (a) Authorization. Apollo has full power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the

                                -3-

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transactions contemplated hereby.  This Agreement has been duly executed and delivered by Apollo and, assuming this Agreement constitutes the valid and binding agreement of Foodmaker, this Agreement constitutes a valid and binding agreement of Apollo, enforceable against it in accordance with its terms.

          (b) No Violation. Neither the execution or delivery of this Agreement by Apollo, the performance by Apollo of its obligations hereunder nor the consummation by Apollo of the transactions contemplated hereby will
(i) contravene any Applicable Law, (ii) violate, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any loan agreement, mortgage, security agreement, trust indenture or other material agreement or instrument to which Apollo or any of its subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets is subject, (iii) result in the creation or imposition of any lien upon any of their respective properties or assets, except for any such defaults or liens that could not, individually or in the aggregate, materially impair Apollo's ability to consummate the transactions contemplated hereby, or (iv) violate any provision of the charter or by-laws of Apollo or any of its subsidiaries.

          (c) Consents. No consent, authorization or order of, or filing or registration with, any governmental authority or other person is required to be obtained or made by Apollo for the execution or delivery of this Agreement, the performance by Apollo to its obligations hereunder or the consummation of any of the transactions contemplated hereby, except (i) for those consents or authorizations that will have been obtained or made on or prior to the completion of the Exchange (ii) where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, could not, individually or in the aggregate, materially impair Apollo's ability to consummate the transactions contemplated hereby (iii) consents, authorizations, filings, and registrations, and expiration or termination of the waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Rules and Regulations thereunder (the "HSR Act").

     6. Conditions of Obligations. The obligation of (i) each of Apollo and Foodmaker to execute and deliver the Mutual Release and (ii) Foodmaker to deliver the Exchange Securities is subject to the fulfillment prior to or concurrently with the Closing of the following condition:

            HSR Act. With respect to the transaction contemplated hereby all applicable waiting periods under the HSR Act shall have expired or been terminated.

     7.  Miscellaneous.

          (a) Amendment. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

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          (b)      Notices.  All notices and other communications provided
for or permitted hereunder shall be made in writing by hand-delivery, next-day air courier, or telecopier as follows:

          If to Foodmaker:

                    Foodmaker, Inc.
                    9330 Balboa Avenue
                    San Diego, California 92123
                    Attention: Jack W. Goodall, Jr.
                    Telecopier: 619-571-2110

               with a copy to:

                    Gibson, Dunn & Crutcher
                    750 "B" Street, Suite 3300
                    San Diego, CA 92101
                    Attention: Rhonda Wagner, Esq.
                    Telecopier: 619-544-8190

          If to Apollo:

                    Apollo Advisors, L.P.
                    1999 Avenue of the Stars
                    Suite 1900
                    Los Angeles, California 90067
                    Attention: Mr. David Kaplan
                    Telecopier: 310-201-4198

               with a copy to:

                    Morgan, Lewis & Bockius LLP
                    801 South Grand Avenue
                    Los Angeles, California 90017-4615
                    Attention: John F. Hartigan, Esq.
                    Telecopier: 213-612-2554

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one (1) business day after being timely dispatched postage prepaid, if by same-day or next-day courier; and when receipt acknowledged, if sent by facsimile transmission. Any of the above addresses may be changed by notice made in accordance with this Section 7(c).

          (c) Assignment; No Third-Party Beneficiaries. Neither this Agreement nor the rights and obligations of either party hereunder may be assigned by operation of law or otherwise without the express consent of the other party hereto (which

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consent may be granted or withheld in their sole discretion).  This Agreement will be binding upon and inure solely for the benefit of the parties hereto and their respective permitted successors and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof.

          (d) Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          (e) Choice of Law. It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of New York should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

          (g) Specific Performance. Each party hereto agrees that irreparable harm, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult, would occur in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each party hereto accordingly agrees that the other party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, or any agreement contemplated hereunder and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in each instance without being required to post bond or other security and in addition to, and without having to prove the adequacy of, other remedies at law.

          (h) Further Assurances. Each party hereto agrees to use its best efforts to obtain all consents and approvals, and to do all other things, necessary for the transactions contemplated by this Agreement.

          (i) Termination. This Agreement shall terminate and be of no force or effect in the event that the Closing does not occur prior to January 26, 1996; provided, however, that, notwithstanding the foregoing, the covenant of Apollo set forth in Section 2(c) and the covenant of Foodmaker set forth in Section 3(d) shall remain in full force and effect.

                          Signatures follow

                                -6-


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

APOLLO FRI PARTNERS, L.P.

By:     AIF II, L.P.,
        its general partner

By:     Apollo Advisors, L.P.,
        its managing partner

By:     Apollo Capital Management, Inc.,
        its general partner


By:     DAVID B. KAPLAN
        ----------------------------------
        Name:
        Title:

FOODMAKER, INC.
a Delaware corporation


By:      CHARLES DUDDLES
         ----------------------------------
         Name: Charles Duddles
         Title: Executive Vice President


                                -7-

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          Schedules (and similar attachments) omitted:

          Exhibit A - Mutual Release

          Exhibit C - Amendment No. 2 to the Distribution Agreement by and between Foodmaker and Chi-Chi's, Inc.

          Foodmaker agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.